Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-130304, 333-167690, 333-190508, 333-211617, 333-238908, 333-252976, 333-280044, and 333-287723) of Nu Skin Enterprises, Inc. of our report dated February 12, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Salt Lake City, Utah
February 12, 2026